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                                                                   EXHIBIT 23.9


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998 with respect to the financial statements of Satellite Transmission Systems Division of California Microwave, Inc. included in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of L-3 Communications Corporation for the registration of $200,000,000 of Senior Subordinated Notes.


                                                          /s/ Ernst & Young LLP


Melville, New York
January 13, 1999